Exhibit 10.2
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of March 28, 2025 (this “Agreement”), is made by and between HomeStreet, Inc., a Washington corporation (“Parent”) and Rabobank International Holding B.V. (the “Shareholder”) (together, the “Parties” and each a “Party”).
W I T N E S E T H
WHEREAS, on March 28, 2025, Parent, HomeStreet Bank, a Washington state-chartered commercial bank and a direct and wholly owned subsidiary of Parent (“Parent Bank”), and Mechanics Bank (“Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Parent Bank will merge with and into Company (the “Merger”), so that Company is the surviving entity in the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS in connection with the transactions contemplated by the Merger Agreement, the Board of Directors of Parent has (a) approved the amendment of Parent’s articles of incorporation in the form attached as Exhibit B to the Merger Agreement and as Exhibit A to this Agreement (the “Articles Amendment”), which, among other things, authorizes Parent to issue Class A Common Stock and Class B Common Stock (in each case as defined in the Articles Amendment), (b) resolved to submit such amendment to the shareholders of Parent for approval and (c) approved the issuance of shares of Class A Common Stock and Class B Common Stock as Merger Consideration (as defined in the Merger Agreement) on the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, as of the date hereof, the Shareholder is the record and Beneficial Owner of, and has the right to vote and act by written consent with respect to and dispose of, certain shares of common stock, par value $50 per share, of Company (the “Company Common Stock”);
WHEREAS, obtaining the Requisite Company Vote is a condition to the consummation of the Merger;
WHEREAS, the Merger Agreement contemplates that Ford Financial Fund II, L.P., Ford Financial Fund III, L.P., EB Acquisition Company LLC and EB Acquisition Company II LLC (collectively, the “Ford Entities”) deliver the Ford Support Agreement (as defined below) in substantially the form attached as Exhibit A to the Merger Agreement, as soon as practicable, and in no event later than twenty-four (24) hours, following the execution of the Merger Agreement;
WHEREAS, concurrently with the execution of the Merger Agreement, (a) Company, the Ford Entities and the Shareholder have terminated the Company Shareholders Agreement and (b) Parent, Company, the Ford Entities and the Shareholder have entered into the Registration Rights Agreement (as defined below);

WHEREAS, the Shareholder understands that Parent and Parent Bank are being induced to enter into the Merger Agreement by, and Parent’s and Parent Bank’s willingness to enter into the Merger Agreement is conditioned upon, the execution of this Agreement by the Shareholder as soon as practicable, and in no event later than twenty-four (24) hours, following the execution of the Merger Agreement;
WHEREAS, the Shareholder is willing to (a) agree, on the terms and subject to the conditions set forth herein, not to Transfer (as defined below) any of the Company Common Stock, and (b) act by written consent with respect to the Company Common Stock as set forth herein; and
WHEREAS, each of Shareholder and Parent acknowledges and agrees that the Company and each of the Ford Entities is expressly a third party beneficiary of this Agreement and entitled to enforce this Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions and Related Matters.
1.1Definitions. This Agreement is a “Support Agreement” as defined in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings indicated below:
“Affiliate” shall mean, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.
“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation) (whether or not any such rule, statute or regulation is applicable to such securities). “Beneficial Ownership” shall have a correlative meaning.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Company Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of August 31, 2019, by and among Company, the Shareholder and the Ford Entities.
“Expiration Time” shall mean, with respect to the Shareholder, the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) any amendment to the Merger Agreement without the prior written consent of the Shareholder if such amendment reduces the Exchange Ratio or the Non-Voting Exchange Ratio, or alters the form of Merger Consideration and (d) any change to the Articles Amendment that alters the terms of the Class B Common Stock (as defined in the Articles Amendment).
“Ford Support Agreement” shall mean that certain Voting and Support Agreement, by and among Parent and the Ford Entities, contemplated to be entered into pursuant to the Merger Agreement.
“Person” shall mean an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
“Transfer” means, with respect to any Company Common Stock, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance (excluding any encumbrance created by this Agreement, the Company Articles, the Company Bylaws, the Company Shareholders Agreement or applicable securities laws), constructive sale, or other disposition of such security or the ownership thereof (including by operation of law), or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting, investment or dispositive power of such security.
1.2Additional Shares. The Shareholder agrees that all applicable representations, terms and conditions of this Agreement will apply to the Company Common Stock of which the Shareholder acquires record and Beneficial Ownership (and the power to vote and right to consent with respect to) after the date hereof and prior to the Expiration Time, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares of Company Common Stock or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise (together, the “Additional Shares”). For the avoidance of doubt, all references to “Company Common Stock” in this Agreement shall be deemed to include any Additional Shares, mutatis mutandis.
1.3Other Definitional Provisions. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement, except as otherwise expressly stated; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) a “business day” means any day other than a Saturday, a Sunday or a day on which banks in the State of Washington or California are authorized by law or executive order to be closed; and (h) the word “or” shall not be exclusive.
2.Agreement to Consent and Approve. From the date hereof until the Expiration Time, the Shareholder shall (a) promptly (and in any event within five (5) business days) after the S-4 is declared effective under the Securities Act, execute and deliver to Company a written consent approving the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger), substantially in the form attached hereto as Exhibit B, with respect to all of its Company Common Stock entitled to act by written consent thereto and in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent, and (b) vote (including by written consent) all of its Company Common Stock against any actions, agreement or transaction involving Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the transactions contemplated by the Merger Agreement, including the Merger, in any material respect.
3.Agreement Not to Transfer or Encumber. From the date hereof until the Expiration Time, the Shareholder shall not, (a) directly or indirectly Transfer any Company Common Stock (or any rights, options or warrants to acquire any Company Common Stock) or (b) enter into any contract or binding commitment (whether or not in writing) to take any of the actions prohibited by the foregoing clause (a) except, in each case, (i) pursuant to this Agreement or (ii) pursuant to Transfers to an Affiliate who shall agree to be bound by this Agreement as if an original party hereto.
4.Registration Rights Agreement. Concurrently with the execution of the Merger Agreement, the Shareholder has delivered a duly executed copy of the Registration Rights Agreement in the form attached as Exhibit C to the Merger Agreement (the “Registration Rights Agreement”), to be effective as of the Effective Time.
5.Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:
5.1The Shareholder is duly organized, existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization.
5.2The Shareholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Shareholder and the performance of its obligations hereunder have been duly authorized by all necessary action of the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except as limited by the Enforceability Exceptions.
5.3The execution and delivery of this Agreement by the Shareholder and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the organizational or governing documents of the Shareholder, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Shareholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Shareholder, or (c) a conflict with, breach or violation of any law applicable to the Shareholder or by which its properties are bound or affected, except, in the case of clause (a), (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to materially impair or have a material adverse effect on the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.
5.4As of the date hereof, the Shareholder (a) Beneficially Owns and owns of record all of the shares of Company Common Stock set forth in the table opposite its name set forth on Schedule 1 attached hereto free and clear of any and all Liens, other than those created by this Agreement, the Company Articles, the Company Bylaws, the Company Shareholders

Agreement and applicable securities laws, and (b) to the extent such shares are entitled to vote, has voting power over and right to consent with respect to all of such shares of Company Common Stock.
6.Representations and Warranties of Parent. Parent hereby represents and warrants to each Acquisition Entity and Fund Entity as follows:
6.1Parent is duly organized, existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization.
6.2Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly authorized by all necessary action of Parent. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by each Acquisition Entity and Fund Entity, constitutes the legal, valid and binding obligation of Parent enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.
6.3The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the organizational documents of Parent, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon Parent, or (c) a conflict with, breach or violation of any law applicable to Parent or by which its properties are bound or affected, except, in the case of clause (a),  (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to materially impair or have a material adverse effect on the ability of Parent to perform its obligations under this Agreement on a timely basis.
7.Additional Covenants of the Shareholder. The Shareholder hereby further covenants and agrees that the Shareholder shall cooperate in good faith with Parent, Company and Ford Entities in obtaining all permits, consents, approvals and authorizations required to be obtained by such parties so as to permit consummation of the transactions contemplated by the Merger Agreement. Without limiting the foregoing, the Shareholder hereby (a) authorizes Parent and Company to publish and disclose in any announcement or disclosure in connection with the transactions contemplated by the Merger Agreement that Parent and Company reasonably determines to be necessary or advisable, including the Consent Solicitation Statement and the S-4 and any other applicable filings under the Exchange Act or the Securities Act, its identity and ownership of the Company Common Stock and the nature of its obligations under this Agreement; provided, that to the extent practicable the Shareholder shall have a reasonable opportunity to review and approve such disclosure prior to any such announcement or disclosure, and (b) agrees that the Shareholder shall promptly (i) furnish to Parent and the Company any information that Parent or Company may reasonably request for the preparation of any such announcement or disclosure and (ii) notify Parent and Company of any required corrections with respect to any written information supplied by it specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Shareholder acknowledges and agrees that the consideration to be received by the Shareholder pursuant to Section 1.3(a) of the Merger Agreement, as executed on March 28, 2025, in respect of its Company Common Stock satisfies the obligations of the Ford Entities and the Company to provide Non-Voting Company Equity Interests (as defined in the Company Shareholders Agreement) to Shareholder in connection with the transactions contemplated by the Merger Agreement (including the Merger) under the Company Shareholders Agreement, including any obligations pursuant to Section 6.1(b)(ii) thereof.
8.Termination. Other than this Section 8 and Section 10, which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Notwithstanding the foregoing, nothing herein shall relieve any Party hereto from liability for any willful and material breach of this Agreement that occurred prior to such termination.
9.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent (or the Company or any Ford Entity) any direct or indirect ownership or incidence of ownership of or with respect to the Company Common Stock. All rights, ownership and economic benefits of and relating to the Company Common Stock shall remain vested in and belong to the Shareholder, and Parent shall not have the authority to direct the Shareholder in the voting or disposition of any Company Common Stock, except as otherwise expressly provided herein.
10.Miscellaneous.
10.1Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and, accordingly, that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
10.2Assignment; Third-Party Beneficiaries. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, that no such consent shall be required in connection with the Merger. Any purported assignment in contravention of this Section 10.2 shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Except as expressly set forth herein, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement; provided, however, that Company and each Ford Entity is hereby made an express third-party beneficiary of, and is entitled to specifically enforce Section 10.3 and the obligations of Shareholder set forth in this Agreement (including Sections 2, 3 and 7).
10.3Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the Parties; provided, that this Agreement may not be amended, modified or supplemented without the prior written consent of the Company and each Ford Entity.
10.4Extension; Waiver. Each of the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties contained in this Agreement for such Party’s benefit, (b) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered by such other Party pursuant to this Agreement for such Party’s benefit, and (c) waive compliance with any of the agreements or satisfaction of any conditions for such Party’s benefit contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
10.5Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (so long as a receipt confirmation of such e-mail is requested and no “bounce-back” or similar non-transmittal reply is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
(i)if to Rabobank International Holding B.V., to:

Rabobank International Holding B.V.
Croeselaan 18
3521 CB Utrecht
Attention:    Francisca Comiche

Email:        [***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:    Donald J. Toumey
        Stephen M. Salley
Facsimile:    (212) 558-3588
Email:        toumeyd@sullcrom.com
        salleys@sullcrom.com

(ii)if to Parent, to:

HomeStreet, Inc.
601 Union Street, Suite 2000
Seattle, WA 98101
Attention:    Mark Mason
        John M. Michel
        Godfrey Evans
Email:        [***]
        [***]
        [***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:    H. Rodgin Cohen
        Mitchell S. Eitel
Facsimile:    (212) 558-3588
Email:        cohenhr@sullcrom.com
        eitelm@sullcrom.com
or to such other address as any Party hereto shall notify the other Parties hereto (as provided above) from time to time.
10.6Governing Law; Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.
(b)Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 10.5.
10.7Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8Interpretation. The headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
10.9Entire Agreement; No Other Representations. This Agreement (including the documents and instruments referred to in this Agreement), the Registration Rights Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof.
10.10Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
10.11Expenses. Regardless of whether the transactions provided for in this Agreement or the Merger Agreement are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.
10.12Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
10.13Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment to this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.
10.14Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of Confidential Supervisory Information by any Party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
HOMESTREET, INC.

By:  /s/ Mark Mason
Name: Mark Mason
Title: Chairman & CEO

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

RABOBANK INTERNATIONAL HOLDING B.V.

By:  /s/ Els Kampof
    Name: Els Kamphof
    Title: Member of the Managing Board of Rabobank

By:  /s/ Geert Embrechts
    Name: Geert Embrechts
    Title: Chief Financial Officer, Wholesale & Rural

[Signature Page to Support Agreement]